[LOGO FOR MICA.NET]

                                    Contract
                                 August 17, 1999

This agreement between the Michigan Internet Communication Association (MICA) and Befirst.com Inc. (Customer) is a one-year contract for Internet Services as described below for a twelve-month period beginning on the date of installation of service. Price below is for Internet service only and does not include telephone company circuit fees. Invoices for Internet service will be sent quarterly in advance of services rendered. Customer agrees to pay invoices on or before the due date. Equipment and installation fees as quoted separately must be paid in advance of installation of service.

MICA.net         Customer                                             Start-up                          Billed
Location         Location          Description                        Installation     Per/ Month       Quarterly
                                                                      Costs            Charge
-----------------------------------------------------------------------------------------------------------------
Southfield, MI   Southfield, MI    DS3 Hub Service @ (base cost) 9                     $ 16,000.         $ 48,000
                                   Mbps-- 40 Mbps burst
Southfield, MI                     Startup fee: Hardware-- 100 MB     $31,000. +
                                   Fast Ethernet Router Interface/    $10,000. +
                                   Router Processor Interface brd.,   $14,000. +
                                   Watchguard Firewall, DLT Tape      $7,000. +
                                   Dry. Resiliency IP software
                                                                      Total
                                                                      $51,000.00

Additional bandwidth above the initial 9 Mbps base cost, in 1 Mbps increments will be billed at an additional $600.00 extra per month.

By signing below, client agrees to the terms and conditions of the Client Service agreement on the reverse side of this document.


/s/ Norman J. Estigoy          8-18-99       /s/ Craig Pisaris- /s/ Courtney
---------------------------------------           Henderson               Jones
Norman J. Estigoy               Date         -----------------------------------
CEO                                          Customer Signature             Date
Michigan Internet
                                             Craig A. Pisaris / Courtney
                                                -Henderson            Jones
                                             -----------------------------------
                                             Print Name

                                             President-CFO        / Chairman
                                             -----------------------------------
                                             Title

                                             BeFirst.com, Inc.
                                             -----------------------------------
                                             Company Name

                                             12751 Westlines Dr.
                                             -----------------------------------
                                             Address

                                             Ft. Myers, FL 33913
                                             -----------------------------------
                                             City, State, Zip

            Michigan Internet 21863 Melrose Ave, Southfield, MI 48076 ph: (248) 355-1438 / fx: (248) 355-1488 / www.micanet / info@mica.net

                              TERMS AND CONDITIONS

The following terms and conditions govern the Michigan Internet Communication Association Ltd.'s ("MICA") provision of network services ("Services") to the company or individual ("Customer") as described on the Client Service Agreement. The Term "Services" is limited to the equipment, facilities, programming or software provided by MICA to facilitate MICA Services but does not include special access lines that may be utilized with MICA Services, or any equipment, facilities, programming or software at the Customer site. Specifically, MICA Services includes only that portion of connections on MICA-side of the telecommunications provider's demarcation. In the case of Hub Services, the complete connection to the Customer computer system is included. Hub Services are defined as network services to Customer's computer systems co-located at MICA facility receiving Internet services. If Services are, or become subject to, a tariff filed with the Federal Communications Commission or any other regulatory institution ("Tariff"), the terms and conditions of such Tariff, including rates, shall govern Customer's use of the Services. Customer shall be responsible for all connection and local access charges incurred by MICA which apply to the Connection and if MICA is providing Customer the local loop, Customer will he billed by MICA for such amounts. If MICA in providing the local loop, the WAN port on Customer's router is the demarcation point. If Customer is providing its own local loop, the demarcation point is considered to be the port on MICA's router. Customer acknowledges that is has received a Product Specification Sheet relating to the Connection. Also, Customer recognizes that this agreement does not include equipment.

1. TERM. The initial Term begins on the first day of the month following MICA's installation of MICA-side equipment or facilities and Internet service established between MICA and customer routing equipment. The Term for Services ("Term") will be 3 years. After initial Term all Internet services shall automatically renew for one month Terms unless Customer or MICA notifies the other by thirty (30) days written notice that it does not wish to renew.

2. RATES. Rates are as set forth on Client Service Agreement Contract ("Order"). MICA will provide thirty (30) days written notice of any change in base prices. Customer is responsible for service fees according to the new base prices for Customer services installed based on the most recent Service Order(s). Billing shall commence on the date the Connection is activated. Customer will be invoiced quarterly for all amounts due and owing to MICA. All payments are due within 30 days after the date of such invoice.

3. PAYMENT. Customer agrees to pay all charges incurred. Upon receipt of MICA invoice Charges shall be due on the first day of each calendar quarter for that quarter's (three months) service whether or not an invoice is received. Payment shall be made in U.S. Dollars. Interest charges of 1 3/4 percent per month or the highest rate permitted by law will accrue daily on all amounts not paid within thirty (30) days of the date due. Customer will be deemed to be in default hereunder if payment is not received within 30 days after the date of such invoice, and in addition, all Customer services will be disconnected without notice if any amounts are not paid within thirty (30) days of the date due. Customer will pay all sales and use taxes, as well as duties or levies, on Services. Customer's Services will not be initiated until Customer has paid current Customer fees, Services startup fees, and the fees for the first month of Services. If Customer wishes to cancel a Service Order before the Service is initiated, the Customer must provide notice to MICA in writing with return receipt, and such notice must be received by MICA prior to Service initiation. When a Customer cancels before initiation, the first month Service fee will be refunded but the startup fee will only be refunded when a new Service Order from any other Customer utilizes the equipment purchased with said startup fees. Because of the difficulties and inconvenience in attempting to establish the loss, if Customer breaches this Client Service Agreement with respect to any term of this agreement or terminates this contract early, MICA reserves the right, in addition to any other remedies which maybe available to it, to terminate this agreement and the services provided to Customer hereunder. In addition, upon the occurrence of any breach hereunder, 75% of the cumulative total of the balance on this agreement shall become due and payable as of that date as liquidated damages and not as a penalty. Customer acknowledges that the amounts payable pursuant to the preceding sentence are equitable compensation to MICA, and are intended to reasonably compensate MICA for the losses which are occasioned by Customer's failure to honor its obligations hereunder and that the exact amount of damages is difficult or impractical to establish.

4. TERMINATION. MICA with (30) days prior written notice may terminate this service agreement at any time.

5.  RIGHTS AND OBLIGATIONS OF CUSTOMER.

A. Customer shall at its own expense provide all necessary preparations required to comply with MICA's installation and maintenance specifications, and shall be responsible for the costs of relocation of any equipment or telecommunications circuits once Services are initiated. This includes a circuit from a location of Customer's choice to MICA router (for all Services except Hub Services), circuit termination and packet switching equipment to connect Customer systems or networks to Services. For Hub Services, Customer shall provide the computer system to locate at MICA facility.

B. Customer shall provide information related to Services as requested by MICA to troubleshoot Services.

C. Customer shall not nor shall it permit or assist others to use Services for any purpose other than that for which they are intended.

D. Customer shall not nor shall it permit or assist others to abuse or fraudulently use Services, including but not limited to the following:

1. Obtaining or attempting to obtain service by any fraudulent means or device with intent to avoid payment;

2. Accessing, altering, or destroying any information of another MICA Customer by any fraudulent means or device, or attempting so do so; or

3. Using Services so as to interfere with the use of MICA network by other Customers or authorized users, intentionally or not; or in violation of the law or in aid of any unlawful act.

E. Customer acknowledges that MICA's network may only be used for lawful purposes. MICA reserves the right to, from time to time, monitor Customer's activity. The transmission of any material in violation of any United States or State regulations is prohibited. This includes, but is not limited to, copyrighted material, material legally judged to be threatening or obscene, material protected by trade secret or material that is otherwise deemed to be proprietary or judged by MICA to be inappropriate or improper such as unsolicited bulk e-mail messages. MICA has zero tolerance for unsolicited bulk e-mail messages and reserves the right to terminate the Connection in the event that MICA becomes aware that Customer, or persons making use of Customer's services or using the MICA network for the distribution of unsolicited bulk e-mail messages.

F. Customer acknowledges that MICA offers Customer access to the Internet. Customer hereby acknowledges that the Internet is not owned, operated, managed by or in any way affiliated with MICA or any of its affiliates, and that it is a separate network of computers, independent of MICA. Customer's use of the Internet is solely at Customer's own risk and is subject to all applicable local, state, national and international laws and regulations. Access to the Internet is dependent on numerous factors, technologies and systems, many of which are beyond MICA's authority and control.

G. Customer acknowledges that access to other networks connected to MICA's network must comply with the rules appropriate for that other network. MICA exercises no control whatsoever over the content of information passing through its network.

6. EQUIPMENT OR SOFTWARE NOT PROVIDED BY MICA.

A. MICA shall not be responsible for the installation, operation or maintenance of equipment or software not provided by MICA; nor shall MICA be responsible for the transmission or reception of information by equipment or software not provided by MICA.

B. Customer shall be responsible for the use and compatibility of equipment or software not provided by MICA. In the event that Customer uses equipment or software not provided by MICA that impairs the Customer's use of Services, Customer shall nonetheless be liable for payment for Services. Upon notice from MICA that the equipment or software not provided by MICA is causing or is likely to cause hazard, interference or service obstruction, Customer shall eliminate the likelihood of hazard, interference or service obstruction. Customer shall if necessary pay MICA to troubleshoot difficulties caused by equipment or software not provided by MICA. MICA will notify Customer by telephone before any such charges are incurred.

C. MICA shall not be responsible if any changes in Services cause equipment or hardware not provided by MICA to become obsolete, require modification or alteration, or otherwise affect performance of equipment or hardware not provided by MICA.

D. MICA includes this terms and conditions so that MICA can control the performance of MICA network on an end-to-end basis and protect MICA network. MICA's intent is to manage the router on a Communication basis with Customer for leased line based services. This paragraph does not apply so dialup or Hub Services.

1. MICA reserves the right to allow or refuse the make, model and/or software revision of Customer provided router to be used as the gateway to MICA.

2. The Customer will set the initial configuration of the Customer's router interface into MICA network as provided by MICA.

3. Customer must permit MICA to access the router's SNMP variables, and Customer must, at MICA's request, permit one or more MICA network management systems to be the recipient of SNMP TRAP messages.

4 Customer must offer MICA read/write access to the router's configuration tables. Either Customer or MICA can administer the access controls (i.e., login and password) to the router's configuration editor. MICA will only modify that part of the router's configuration that controls the interface into MICA network.

7. RIGHTS AND OBLIGATIONS OF MICA.

A. MICA shall install, operate and maintain Services. MICA shall not be responsible for cabling that connects equipment not provided by MICA to MICA Services.

B. MICA warrants that Services will be in good working order and will conform to MICA's service specifications upon the date installed. The foregoing warranties are in lieu of all other warranties, express or implied, including but not limited to the implied warranties of merchantability and fitness for a particular purpose.

For Web Hosting services, MICA will provide reasonable and industry acceptable network security measures to help protect appropriate customer data files, with respect to MICA web hosting services.

C. Customer's sole remedy for performance or non-performance of Services pursuant to MICA's service specifications shall be repair or replacement of Services.

D. MICA shall not be liable, either in contract or in tort, for protection from unauthorized access of Customer's transmission facilities or Customer premise equipment; or for unauthorized access to or alteration, theft or destruction of Customer's data files, programs, procedure or information through accident, fraudulent means or devices, or any other method, even should such access occur as a result of MICA's negligence.

E. MICA shall not be liable for claims or damages caused by Customer's fault, negligence or failure to perform Customer's responsibilities; claims against Customer by any other party; any act or omission of any other party furnishing services; or installation or removal of equipment furnished by any service provider, except where caused by the gross negligence of MICA.

F. MICA shall not be liable for damages to Customer equipment caused by the negligence or willful acts of MICA's officers, employees, agents or contractors for loss through theft or vandalism of Customer equipment on MICA's premises, and for damages caused by the use of Customer equipment or supplies .

G. For any other claim, Customer's damages, if any, shall be limited to those actually proven as directly attributable to MICA, subject to the following limitation: MICA will not be liable under any circumstances for any lost profits or other consequential damages, even if MICA has been advised of the possibility of such damages to Customer for any cause whatsoever, regardless of the form of action, and whether in contract or in tort, including negligence, shall be limited to the lesser of $100,000 or the monthly charges paid for Services from the date damages were incurred, but in no event more than twelve (12) month's charges for the Services that cause the damages.

H. Upon default by Customer, MICA may terminate Services and retake possession of Services (before, during or after action to recover sums hereunder), retain all payments made hereunder, and recover charges and costs owed by Customer as well as any other damages MICA may have sustained because of Customer's default. "Default" shall mean where Customer becomes subject of a voluntary or involuntary bankruptcy, insolvency, reorganization or liquidation proceeding; makes an assignment for the benefit of creditors; admits in writing its inability to pay debts when due; or fails within ten (10) days after written notice to remedy any breach of this Agreement.

I. MICA may interrupt Customer Services immediately after an attempt so notify Customer by telephone at the telephone number of the technical contact specified on the Service Order in any event where MICA Technical Review Committee has determined Customer is in breach of paragraph 5 subparagraph B of this Agreement. In the event such action is taken by MICA, Customer Services will be reinstated when MICA's Technical Review Committee determines the condition has been remedied by Customer. This paragraph takes precedence over paragraph 7 sub-paragraph G.

J. MICA MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, THIS INCLUDES LOSS OF DATA RESULTING FROM DELAYS, NONDELIVERIES, MISSED DELIVERIES, OR SERVICE INTERRUPTION HOWEVER CAUSED. USE OF ANY INFORMATION OBTAINED BY MICA'S NETWORK IS AT CUSTOMER'S OWN RISK. MICA SPECIFICALLY DISCLAIMS ANY RESPONSIBILITY FOR THE ACCURACY OR QUALITY OF INFORMATION OBTAINED THROUGH ITS SERVICES.

K. Customer understands that routine maintenance and periodic system repairs, upgrades and reconfigurations may result in temporary impairment or interruption in service. As a result, MICA does not guarantee continuous or uninterrupted service and reserves the right from time to time to temporarily reduce or suspend service without notice.

8. INDEMNITIES. MICA its affiliates, officers, directors, licensees, licensers, will be indemnified and saved harmless by the Customer from and against all loss, liability, damage and expense, including reasonable attorney's fees, caused by:

1. Negligent acts or omissions of officers, employees, agents or contractors of Customer that arise out of or are caused by the construction, installation, maintenance, presence, or use or removal of systems, channels, terminal equipment or software not provided by MICA that are connected to MICA Services and that result in claims and demands for damages to property or for injury or death to persons including payments made under any Worker's Compensation Law or under any plan for employee's disability or death benefits;

2. Claims for liable, slander, invasion of privacy or infringement of copyright, and invasion and/or alteration of private records or data arising from any information, data or message transmitted over the network by Customer.

3. Claims for infringement of patents arising from the use of equipment and software, apparatus and systems not provided by MICA in connection with Services.

9. GENERAL.

A. Customer shall not assign or transfer the Order without the prior written consent of MICA. MICA may, however, assign this Agreement to its parent company or an affiliate with thirty (30) days notice. No Customer is allowed to resell or redistribute Internet services provided by MICA including but not limited to the following services; dial-in asynchronous modem connections, leased line, and hub services. Retransmission of Internet connection services through microwave and radio waves for reselling is prohibited. MICA may permit Customer to provide Internet services to third parties only under an exclusive written agreement between MICA and Customer.

B. MICA will not be responsible for performance of its obligations hereunder where delayed or hindered by war, riots, embargoes, strikes, or other concealed acts of workmen (whether of MICA or others), casualties, accidents or other occurrences beyond MICA's control. MICA shall notify Customer in the event of any of the foregoing occurrences. Should such occurrence continue for more than sixty (60) days, MICA or Customer may cancel the Order for the affected Services with no further liability.

C. The provision of Services by MICA is subject to MICA's continuing approval of Customer's creditworthiness. Customer shall furnish financial information as MICA may from time to time request to determine Customer's credit-worthiness.

D. Any legal action arising out of failure, malfunction or defect in Services shall be brought within one (1) year of the occurrence or is deemed waived. Any and all actions shall be brought in the appropriate court system in the State of Michigan.

E. This Agreement may not be modified except by written amendment by the parties. No agent, employee or representative of MICA or Customer has authority to bind the parties to any representation or warranty unless such is specifically included in this Agreement, the Order, or written amendments thereto.

F. Any notice required to be given hereunder shall be in writing and shall be deemed to have been delivered when deposited in the United States Mail, registered or certified mail, return receipt requested with adequate postage affixed and addressed to the person set forth in the signature block hereto or to such other address as either party may provide to the other in accordance with the provisions hereof. Notices may be sent to the administrative address of record for the Customer. Notice so MICA shall be to:


               Michigan Internet Communication Association, Ltd.
               P.O. Box 2133, Southfield, MI 41037


Attention: Contract Administration

G. All users of Customer services are responsible for ensuring their use complies with any policies in effect which may apply to their use. Further, users of Customer services are responsible for determining which policies affect their specific use. This may include but is not limited to the National Science Foundation Appropriate Use Policy.

H. Customer is responsible for assessing its own need for property, casualty, and liability insurance and shall obtain such insurance as it sees fit. Customer shall bear the risk of loss to its own equipment and agrees to so make any claims against the others for any property loss.

I. This Agreement shall be governed by the laws of the State of Michigan.

J. Should any part or portion of the Agreement be found invalid, the balance of the provisions shall remain unaffected and shall be enforceable.

K. It is understood and agreed by the parties hereto that this instrument in conjunction with the Customer Agreement constitutes the entire agreement between the parties. Each party hereby specifically advises the other that any representations inconsistent with the terms and conditions contained herein made by any officer, agent or employee are wholly unauthorized and specifically repudiated.

L. It is understood and agreed by the parties hereto that this instrument in conjunction with the Customer Agreement constitutes the entire agreement between the parties. Each party hereby specifically advises the other that any representations inconsistent with the terms and conditions contained herein made by any officer, agent or employee are wholly unauthorized and specifically repudiated. The parties have entered into this Agreement as of the date indicated on the first page front.

M. Neither party shall disclose any of the terms and conditions of this agreement without the prior written notice of the other, provided, however, in any of its sales and marketing materials MICA may refer to Customer as its Customer.

N. This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original for all purposes hereof. This agreement contains the entire agreement of the parties hereto and with respect to the matters covered hereby and supersedes any other prior or simultaneous agreement related to such matters.


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